UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 29, 2004

MIM Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-28740 (Commission File Number)	05-0489664 (IRS Employer Identification No.)

100 Clearbrook Road, Elmsford, New York (Address of Principal Executive Offices)		10523 (Zip Code)

Registrant's telephone number, including area code (914) 460-1600

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements and Exhibits. (c) Exhibits. The following Exhibit is filed with this Report:

Exhibit 99.1	Description of Exhibit Press Release issued by MIM Corporation on April 29, 2004

Item 12. Results of Operations and Financial Condition

The press release dated April 29, 2004 identified in Exhibit 99.1, and which announces earnings for our first quarter, includes "non-GAAP financial meaures" as defined by SEC rules.

The Reconciliation Table presented in our first quarter 2004 press release demonstrates the differences between the non-GAAP financial measures and the most directly comparable GAAP financial measures. As required by Regulation G, the Company has provided a quantitative comparison between the GAAP and disclosed non-GAAP financial measures. We believe that the non-GAAP financial measures presented provide important insight into our ongoing operations and a meaningful comparison of revenue, gross profit, selling, general and administrative expenses, operating income, net income and earnings per share.

We believe that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. For that reason, we believe that investors may find it useful to see the financial results without the effects of the lost TennCare PBM and Synagis business so that they may evaluate the Company's business comparatively while giving consistent effect to material occurrences.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: May 3, 2004	MIM CORPORATION By: /s/ James S. Lusk James S. Lusk, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number 99.1	Description of Exhibit Press Release issued by MIM Corporation on April 29, 2004